U.S. SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    Form 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):       April 16, 2001


                      California Micro Devices Corporation
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


California                            0-15449                         94-2672609
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission                    (IRS Employer
of Incorporation)                   File Number)             Identification No.)


       215 Topaz Street, Milpitas,                        CA 95035-5430
       ----------------------------------------------------------------
       (Address of principal executive offices)              (Zip Code)


    Registrant's telephone number, including area code:         (408)263-3214
                                                                -------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 5.           Selection of New Officer

                  On April 16, 2001, California Micro Devices Corporation (the "Company"), announced Robert Dickinson as the Company's new President and CEO.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 16, 2001                      CALIFORNIA MICRO DEVICES CORPORATION



                                            By:  /s/ SCOTT HOVER-SMOOT
                                                 ----------------------
                                                 Scott Hover-Smoot
                                                 Secretary

Corporate Press Release

                                              For More Information Contact:
                                              Robert V. Dickinson, President/CEO
                                              408.934.3172

                                              John Trewin, VP, Finance
                                              408.934.3103
                                              johnt@calmicro.com


                California Micro Devices Announces CEO Transition

April 16, 2001, Milpitas, California (Nasdaq NMS: CAMD) - California Micro Devices Corporation (CAMD) announced today that Robert Dickinson has joined the company as President and CEO and member of Board of Directors. Dickinson replaces Jeffrey Kalb who will continue with the Company as an advisor on technology development and other matters on a part-time basis due to health considerations, and will also continue as a member of the Board of Directors.

According to Wade Meyercord, Chairman of the CAMD Board, "We welcome Bob to CAMD and believe that with his leadership the company can build on its strong position in the market for integrated passive devices and capitalize on the substantial opportunities for growth available to it. We also want to thank Jeff for everything he has accomplished at CAMD over the past six years and are extremely pleased that he will be able to continue to make an important contribution on an on-going basis."

Dickinson comes to CAMD with a strong record of accomplishment in the computer and semiconductor industries. He has spent the past eight years at Cirrus Logic, Inc., most recently as Vice President and General Manager of the Optical Storage Division, as well as, several other senior executive roles including President of the Cirrus Logic subsidiary in Japan. Prior to Cirrus Logic, he held a number of senior positions at Western Digital Corporation following its acquisition of Verticom, Inc., where he served as President and CEO. Dickinson has an AB from UC Berkeley and an MS from the University of Washington, both in physics. He was also a Sloan Fellow at the Stanford Graduate School of Business.

Dickinson commented that "I see a tremendously exciting opportunity at CAMD whose unique ability to combine passive and active semiconductor devices will help to enable innovative new products that push performance and portability to new levels. Jeff has done an admirable job of bringing CAMD to this point and I am delighted to have the chance to build on the foundation that he has created."

Mr. Kalb indicated that "I look forward to a continuing, productive relationship with the Company. I'll be doing what I perhaps do best, anticipate market requirements and conceive technical solutions to some of them. I can do that and still achieve my goal of having a less demanding position."

Headquartered in Milpitas, California, California Micro Devices designs, manufactures and markets integrated thin film, silicon-based termination, filtering, and active electronic circuitry. Built in ISO 9000-registered quality system environments, California Micro Devices' products target the requirements of computer, networking, and communication-based customers for smaller, high density devices that operate at high frequencies with superior performance and functionality.

                                       ###

(C)2001 California Micro Devices Corp.
All rights reserved.